Exhibit 99.1

Stardust Power Secures Air Permit; Muskogee Lithium Refinery Now Permitted For Construction and Commissioning

GREENWICH, Conn. – January 20, 2026 – Stardust Power Inc. (NASDAQ: SDST) (“Stardust Power” or the “Company”), an American developer of battery-grade lithium carbonate, today announced that it has received its air quality construction permit from the Oklahoma Department of Environmental Quality (“ODEQ”) for its lithium refinery in Muskogee, Oklahoma. This key milestone represents the final significant permit required for construction and commissioning, positioning Stardust Power to advance one of the largest planned lithium refineries in the United States. With this permit now in hand, the regulatory timeline risk for the Muskogee project has been materially reduced. Fully permitted for construction and commissioning, large-scale lithium refining projects in the U.S. remain rare, underscoring the strategic significance of this achievement.

“Securing this air permit completes our construction and commissioning permitting process and positions Stardust Power, subject to closure of project financing, to build one of the largest lithium refineries in the U.S.,” said Chris Celano, Chief Operating Officer, Stardust Power. “This milestone reflects our commitment to a responsible and environmentally sound process, creating jobs, supporting Oklahoma energy infrastructure, and helping to create the domestic lithium supply chains critical to North America’s clean energy transition.”

The air quality construction permit followed a comprehensive ODEQ review covering the facility’s control technologies, monitoring systems, projected emissions, and environmental safeguards. The permit confirms that Stardust Power’s planned refinery qualifies as a minor source under state and federal air regulations, with emissions below the thresholds for major source classification. The refinery’s design employs a closed-loop water system that recycles process water and eliminates wastewater discharge. ODEQ’s approval also validates that the facility will meet all applicable air quality standards and will have robust systems for continuous monitoring. The permit allows for both the construction and commissioning of the facility. Stardust Power worked closely with ODEQ throughout a detailed technical review, including a public notice period.

The air permit supplements prior environmental approvals for the Muskogee refinery, including ODEQ’s determination that no industrial wastewater discharge permit is required, and a General Permit for Stormwater Discharges from Construction Activities, supported by a Stormwater Pollution Prevention Plan (“SWPPP”). Together, these permits reflect Stardust Power’s commitment to environmental stewardship and position the Company to responsibly advance construction in support of U.S. lithium independence.

With construction permitting now complete, Stardust Power is advancing toward Final Investment Decision (“FID”), with the commencement of major construction expected following the completion of project financing. Once operational, the refinery is expected to produce up to 50,000 metric tons per annum of battery-grade lithium carbonate to support the rapidly growing North American energy storage and electric vehicle markets.

About Stardust Power Inc.

Stardust Power is a developer battery-grade lithium carbonate designed to bolster America’s energy security through resilient supply chains. The Company is building a strategically located lithium refinery in Muskogee, Oklahoma, with the capacity to produce up to 50,000 metric tons of battery-grade lithium carbonate annually. Committed to sustainability at every stage, Stardust Power trades on Nasdaq under the ticker “SDST.”

For more information, visit www.stardust-power.com

Stardust Power Contacts

For Investors:

Johanna Gonzalez

investor.relations@stardust-power.com

For Media:

Michael Thompson

media@stardust-power.com

Cautionary Note Regarding Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects. These statements may include, without limitation, statements regarding management’s expectations about future business strategies, financial performance, operating results, growth opportunities, market developments, competitive position, regulatory outlook, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “model,” “outlook,” “plan,” “predict,” “project,” “seek,” “target,” “will,” “could,” “should,” or similar expressions.

Forward-looking statements are not guarantees of future performance. They are based on current expectations, estimates, forecasts, and assumptions that involve significant risks and uncertainties, many of which are beyond the Company’s control and are difficult to predict. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including but not limited to: macroeconomic conditions; inflationary pressures; changes in interest rates; supply chain disruptions; evolving consumer demand; competitive and technological developments; regulatory or legal changes; litigation exposure; cybersecurity threats; and fluctuations in foreign exchange rates. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Except as required by law, the Company assumes no obligation and expressly disclaims any duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, even if subsequent events cause expectations to change.

You should consult our filings with the U.S. Securities and Exchange Commission (SEC), including the “Risk Factors” section of its most recent Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional detail about the factors that could affect our financial and other results.